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                                                                   EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form S-1 of our report dated September 15, 1996, on our audit of the balance sheet of Mewbourne Development Corporation, and our report dated February 18, 1997, on our audit of the balance sheet of Mewbourne Energy Partners 97-A, L.P. We also consent to the reference to our firm under the caption "Experts."


/s/ COOPERS & LYBRAND L.L.P.



Dallas, Texas
June 11, 1997